Exhibit 10.1
FRANCHISEE FINANCING AGREEMENT
As of August 2, 2010
Between

ADMINISTRATOR	LENDER

ColorTyme Finance, Inc.	Citibank, N.A.
5501 Headquarters Drive	8401 N. Central Expressway
Plano, Texas 75024	Suite 500
Dallas, Texas 75225
     In consideration of the creation of the revolving credit facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Administrator agree as follows:
SECTION 1. DEFINITIONS
     1.1 Certain Definitions. In addition to any other terms defined herein, the following terms shall have the meanings set forth with respect thereto:
     “Administrator Interest” means that portion of any interest payment made by a Borrower that accrued at the Administrator Interest Rate (as defined in such Borrower’s Note).
     “Aggregate Revolving Loan Principal Debt” means, at any time, with respect to all Borrowers collectively, the aggregate outstanding principal balance of the Loans made to all Borrowers.
     “Agreement” means this Franchisee Financing Agreement and all subsequent modifications and amendments hereto.
     “Bankruptcy Default” means an Event of Default described in Section 9.6.
     “Borrower Operating Accounts” means those certain operating accounts of each Borrower held at Lender, and “Borrower Operating Account” means any one of the Borrower Operating Accounts.
     “Borrowers” means, collectively, each franchisee of ColorTyme, Inc. who (a) is approved by Lender in its sole discretion, and (b) satisfies the conditions in Section 5.6. Franchisees may be added as Borrowers hereunder from time to time.
     “Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.
     “Closing Date”: See Section 4.
     “Collateral LC”: See Section 3.4(a).
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     “Consolidated Fixed Charge Coverage Ratio” means the “Consolidated Fixed Charge Coverage Ratio” as such term is defined in the Senior Credit Agreement as of the Closing Date, without regard to any amendments, modifications, supplements or restatements of the Senior Credit Agreement after the Closing Date.
     “Consolidated Leverage Ratio” means the “Consolidated Leverage Ratio” as such term is defined in the Senior Credit Agreement as of the Closing Date, without regard to any amendments, modifications, supplements or restatements of the Senior Credit Agreement after the Closing Date.
     “Contested in Good Faith” means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner reasonably satisfactory to Lender, provided (a) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner reasonably satisfactory to Lender pending the resolution of such contest.
     “Corporate Guarantors” means Administrator and Parent
     “Corporate Guaranty Agreements”: See Section 3.2.
     “Event of Default”: See Section 9.
     “Financial Covenant Non-compliance Period” means any period during which (a) either the Consolidated Leverage Ratio exceeds 3.25 to 1.0 or the Consolidated Fixed Charge Coverage Ratio is less than 1.35 to 1.0, and (b) the Administrator and Lender are unable to agree on a modification of such ratios which would cure such non-compliance. The Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio will be calculated for any period of four consecutive fiscal quarters of Parent.
     “Funding Date”: See Section 5.
     “GAAP” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent financial statements and financial information of the Parent delivered to Lender pursuant to Section 6.1(a).
     “Governmental Authority” means any nation, country, commonwealth, territory, state, county, parish, municipality or any political subdivision, agency, department, commission, board or other instrumentality of any of the foregoing.
     “Guarantors” means collectively, the Corporate Guarantors and the Principal Guarantors.
     “Guaranty Agreements” means, collectively, the Corporate Guaranty Agreements and the Principal Guaranty Agreements.
     “Loan Documents” means this Agreement, the Notes, the Security Agreements, the Guaranty Agreements, any applicable UCC-1 financing statements, the Officer’s Certificates, the Notices of Final Agreement, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered by any Loan Party in connection with any Loan, together with all renewals, extensions, modifications and amendments from time to time made of any such documents.
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     “Loan Party” means each Borrower, each Guarantor and each other Person who is, or whose property is, directly or indirectly liable for the Obligations.
     “Loans”: See Section 2.1(a).
     “Material Adverse Effect” means (i) a material adverse effect upon the validity or enforceability of any of the Loan Documents, (ii) a material adverse change in, or a material adverse effect upon, the financial condition, business, assets or operations of the Corporate Guarantors taken as a whole or the Loan Parties taken as a whole, or (iii) a material impairment of the ability of either Corporate Guarantor to fulfill its obligations under any of the Loan Documents.
     “Maximum Rate” means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued hereunder is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the weekly ceiling as determined pursuant to Chapter 303 of the Texas Finance Code, but Lender reserves the right to implement from time to time any other rate ceiling permitted by such law.
     “Note Payment Default”: See Section 3.4(a).
     “Notes” means those certain revolving promissory notes made by the Borrowers payable to the order of Lender, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.
     “Notices of Final Agreement”: See Section 5.6.
     “Obligations” means the obligations of each Borrower (severally and not jointly):
     (a) to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;
     (b) to pay the principal of and interest on its Note in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of such Note or any part thereof, and any future advances made pursuant thereto;
     (c) to repay to Lender all amounts advanced by Lender hereunder or under the other Loan Documents on behalf of such Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral;
     (d) to pay any and all other indebtedness of such Borrower to Lender of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;
     (e) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and
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     (f) to reimburse Lender, on demand, for all of Lender’s reasonable expenses and costs, which each Borrower is obligated to pay pursuant to the terms of the Loan Documents.
“Parent” means Rent-A-Center, Inc., a Delaware corporation.
     “Person” means a corporation, a limited liability company, an association, a partnership, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.
     “Potential Default” means any condition, event or act, which with the giving of notice or the lapse of time, or both, will constitute an Event of Default hereunder.
     “Principal Guarantors” means, collectively, each Principal Owner of a Borrower that executes a Principal Guaranty Agreement from time to time.
     “Principal Guaranty Agreements”: See Section 3.3.
     “Principal Owners”: See Section 3.3.
     “Program Amount” means the obligation of Lender, subject to the terms and conditions of this Agreement, to make Loans which shall not exceed at any one time outstanding $25,000,000.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any other executive officer of a Loan Party whose signature incumbency is set forth in a certificate delivered to Lender pursuant to Sections 4.2 or 5.6(d). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. With respect to Administrator, the President, Chief Executive Officer, Vice President — Finance and, with respect to requests for advances and other administrative matters only, the Credit Manager, shall each be deemed a Responsible Officer until Lender receives written notice from Administrator otherwise.
     “Revolving Loan Commitment” means, with respect to each Borrower, the obligation of Lender, subject to the terms and conditions of this Agreement and the terms of such Borrower’s Note, to make Loans which shall not exceed the face amount of such Borrower’s Note.
     “Revolving Loan Principal Debt” means, at any time, with respect to any Borrower, the aggregate outstanding principal balance of the Loans made to such Borrower.
     “Security Agreements”: See Section 3.1.
     “Senior Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of May 28, 2003, as amended and restated as of November 15, 2006, among Parent, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as amended pursuant to the terms of that certain First Amendment dated as of December 2, 2009.
     “Store” means, with respect to any Borrower, each store operated by such Borrower pursuant to a franchise or license agreement with ColorTyme, Inc.
     1.2 Terms Generally. All other terms contained in this Agreement, unless the context indicates otherwise, have the same meanings as provided for by the Uniform Commercial Code as
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adopted in Texas to the extent the same are used or defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (b) the words “herein”, “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.
     1.3 Accounting Terms. Unless specified elsewhere herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with GAAP.
     1.4 Counting Days. If any time period referenced herein ends on a day other than a Business Day, such period shall be deemed to end on the next succeeding Business Day.
     1.5 Rounding. Any financial ratio as required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (rounding up if there is no nearest number).
SECTION 2. REVOLVING CREDIT FACILITY
     2.1 The Revolving Loans.
     (a) Lender agrees, subject to the terms and conditions hereof, to lend to Borrowers at any time and from time to time sums (each herein called a “Loan” and collectively the “Loans”) which may be repaid and reborrowed pursuant to the terms of the Notes. The Aggregate Revolving Loan Principal Debt shall not exceed at any one time outstanding an amount equal to the Program Amount. The Revolving Loan Principal Debt of any Borrower shall not exceed such Borrower’s Revolving Loan Commitment.
     (b) The proceeds of Loans may be used to finance purchases of inventory for Borrowers’ Stores from Administrator, to finance working capital and acquisitions, to refinance certain existing indebtedness of Borrowers to Wells Fargo Capital Finance and other lenders permitted by Administrator and Lender, and for such other purposes permitted by Administrator and Lender.
     (c) The obligation of each Borrower to repay its Revolving Loan Principal Debt outstanding at any one time shall be evidenced by a Note which shall (a) be payable for the amount of the Loans made to such Borrower, (b) be payable as to principal and interest as provided therein, (c) be entitled to the benefits of this Agreement and the security provided for herein and the other Loan Documents, and (d) be substantially in the form of Exhibit B attached hereto.
     (d) Lender agrees to, as soon as reasonably practicable but in any event within five Business Days of its receipt of each repayment of Loans under the Notes, pay to Administrator an amount equal to that portion of such repayment constituting Administrator Interest. Except as expressly provided herein to the contrary, all payments on any Borrower’s Note shall be applied
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in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which such Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of such Borrower’s Note or the other Loan Documents related thereto; (b) the payment to Lender of accrued but unpaid interest on such Borrower’s Note, other than Administrator Interest; (c) the payment of accrued but unpaid Administrator Interest on such Borrower’s Note; and (d) the payment to Lender of all or any portion of the principal balance of such Borrower’s Note then outstanding thereunder, in the direct order of maturity. If an event of default exists and is continuing under such Borrower’s Note or under any of the other Loan Documents to which such Borrower or applicable Principal Guarantor is a party related thereto, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b), (c) or (d) above without regard to the order of priority otherwise specified in this Section 2.1(d) and any application to the outstanding principal balance of such Borrower’s Note may be made in either direct or inverse order of maturity. During the continuance of any Event of Default, Administrator shall not be entitled to receive any payments (whether for principal, interest or fees) until such Event of Default is cured or waived other than payments due to Administrator under such Borrower’s franchise agreement.
     2.2 Borrowings. Each Loan shall be made upon Administrator’s irrevocable written notice to Lender given not more than once per calendar month on behalf of the Borrowers. Each such notice must be received by Lender not later than 11:00 A.M. (Dallas, Texas time), one Business Day prior to the requested date of any borrowing Loans. Each written request must be in the form of a Loan Notice in the form of Exhibit A attached hereto (or such other form as agreed to by both Administrator and Lender) (each such notice, a “Loan Notice”), appropriately completed and signed by a Responsible Officer of Administrator. Each Loan Notice shall specify (i) each Borrower for which a Loan is requested, (ii) the requested date of the Loans (which shall be a Business Day), and (iii) the requested principal amount of each Loan. Each Loan to a Borrower will be advanced by Lender to Administrator or as otherwise directed by Administrator.
     2.3 Credit Approval. Nothing herein shall obligate Lender to accept or approve any request for financing submitted by or on behalf of a franchisee of ColorTyme, Inc. to become a new Borrower hereunder. Lender may in its sole discretion reject or otherwise decline to accept any franchisee of ColorTyme, Inc. as a new Borrower hereunder.
     2.4 Modification of Revolving Loan Commitments. Upon written request of Administrator to Lender on behalf of the Borrowers, Lender may increase, decrease or otherwise modify the Notes and/or the Revolving Loan Commitments of all or any portion of the Borrowers. Up to four such modification requests in any calendar year may be made without payment of a modification fee to Lender. For each modification request during any calendar year after four previous modification requests have been made during such calendar year, Administrator shall pay to Lender, as a condition to any modification, a fee equal to $1,000 per Borrower for each modification request made with respect to such Borrower; provided, however, that no such modification fee shall be due and payable in connection with any increase of the Revolving Loan Commitment of any Borrower for which such Borrower pays an upfront fee as provided in such Borrower’s Note. At the election of Administrator, such fee may be payable by the applicable Borrower.
     2.5 Addition of Franchisees as Borrowers.
     (a) In the event that any franchisee (whether existing or prospective) of ColorTyme, Inc. shall indicate an interest in obtaining financing as a new Borrower hereunder, then Lender
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shall provide Administrator with Lender’s new account applications for a Borrower Operating Account and with Lender’s loan application. Administrator shall then provide such applications to such franchisee.
     (b) If the franchisee is a prospective franchisee, prior to delivery of the new account and loan applications to Lender, Administrator may, but is under no obligation to, provide Lender with preliminary financial information of such prospective franchisee; provided, however, that the consent of such prospective franchisee shall be obtained prior to delivery of such financial information to Lender. Within a reasonable amount of time following receipt of such financial information, Lender will (i) review such financial information, (ii) make a preliminary determination of the credit worthiness of such prospective franchisee as a new Borrower hereunder, and (iii) notify Administrator of such preliminary determination; provided, however, that such preliminary determination shall be non-binding on Lender.
     (c) After the franchisee (whether existing or prospective) has completed the new account applications and the loan application and delivered the same to Lender, Lender may request other financial information to evaluate the credit worthiness of such franchisee.
     (d) If, following completion of its review of the franchisee’s (whether existing or prospective) new account applications and other financial information of such franchisee, Lender determines that it will provide financing to such franchisee, it shall notify such franchisee and Administrator and, upon receipt of the items set forth in Section 5.6 for such franchisee, such franchisee shall become a new Borrower hereunder eligible to receive Loans as otherwise set forth in this Agreement.
SECTION 3. COLLATERAL
     3.1 Assets of Borrowers. The payment and performance by each Borrower of its Note and all of its other Obligations hereunder and under the Loan Documents shall be secured by a first and superior lien against all of the assets of such Borrower pursuant to the terms of one or more security agreements (each a “Security Agreement”), which shall be in form and substance reasonably satisfactory to Lender. Administrator hereby agrees that to the extent that it has or obtains any lien on any assets of any Borrower, such lien shall be subordinate and inferior to the lien of Lender on such assets granted pursuant to the Loan Documents.
     3.2 Corporate Guaranty Agreements. The payment and performance of the Notes and all of the other Obligations hereunder and under the Loan Documents shall be unconditionally guaranteed by the Corporate Guarantors, pursuant to one or more guaranty agreements (each, as amended from time to time, a “Corporate Guaranty Agreement”), which shall be reasonably satisfactory in form and substance to Lender.
     3.3 Principal Guaranty Agreements. The payment and performance of each Borrower’s Note and each Borrower’s Obligations under the Loan Documents shall be unconditionally guaranteed by such Borrower’s principal owners (the “Principal Owners”) pursuant to one or more guaranty agreements (each, as amended from time to time, a “Principal Guaranty Agreement”), which shall be reasonably satisfactory in form and substance to Lender. The Principal Owners for any Borrower shall be determined by Administrator in its reasonable discretion.
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     3.4 Letters of Credit.
     (a) If any Borrower fails to make any required payment with respect to a Loan (for purposes of this Section 3.4, a “Note Payment Default”) and such Note Payment Default continues for seven days, then within 10 Business Days of receipt of written notice from Lender Administrator shall either (i) purchase such Loan from Lender for a price equal to all principal and interest outstanding on the Loan as of the date purchase, or (ii) cause Parent to deliver to Lender, as beneficiary, a standby letter of credit (a “Collateral LC”) in an amount not less than 100% of the Revolving Loan Principal Debt of such Borrower. Each Collateral LC shall be in form and substance reasonably acceptable to Lender. If any Note Payment Default continues for a period of 30 days, then Lender may draw on the Collateral LC and use the proceeds thereof to pay all Revolving Loan Principal Debt of such Borrower.
     (b) At any time during a Financial Covenant Non-compliance Period, or if any Event of Default occurs and is continuing, then within 10 Business Days of receipt of written notice from Lender, Administrator shall cause Parent to deliver to Lender, as beneficiary, a Collateral LC in an amount not less than 100% of the Aggregate Revolving Loan Principal Debt not already secured by a Collateral LC issued pursuant to Section 3.4(a). Each Collateral LC shall permit partial draws and shall be in form and substance reasonably acceptable to Lender. Lender may draw on the Collateral LC and use the proceeds thereof to pay the Aggregate Revolving Loan Principal Debt at any time during the continuance of an Event of Default. If a Collateral LC is issued due to the existence of a Financial Covenant Non-compliance Period, then (i) such Collateral LC shall be terminated as of the last day of any fiscal quarter of Parent during which the Financial Covenant Non-compliance Period no longer exists, and (ii) for so long as such Collateral LC is outstanding, any failure by Parent to comply with the Consolidated Fixed Charge Coverage Ratio or the Consolidated Leverage Ratio shall not cause an Event of Default.
     (c) If any Collateral LC will mature by its terms at any time during a Financial Covenant Non-Compliance Period or during the continuance of an Event of Default, then Lender may in its discretion, within 30 days prior to the date that such Collateral LC matures, either request that such Collateral LC be renewed for a one year period or draw on the Collateral LC and use the proceeds to pay the Aggregate Revolving Loan Principal Debt.
     (d) If Lender draws on any Collateral LC to pay the outstanding Revolving Loan Principal Debt of any Borrower, then Lender shall promptly assign such Borrower’s Note and other Loan Documents to which such Borrower or applicable Principal Guarantor is a party to Administrator for collection.
SECTION 4. CONDITIONS PRECEDENT TO CLOSING
     The closing of the transactions contemplated by this Agreement shall take place on or before August 2, 2010, as the parties shall agree (the “Closing Date”). The obligations of Lender as set forth herein are subject to the satisfaction (in the reasonable opinion of Lender), unless waived in writing by Lender, of each of the following conditions. In the event that any of the conditions precedent to the closing specified below have not been satisfied and Lender nevertheless elects to close as an accommodation to Administrator (there being no obligation or agreement that Lender will do so), such condition(s) shall not be deemed waived and Administrator shall have thirty (30) days from the Closing Date to comply with such condition(s) to the reasonable satisfaction of Lender. Administrator’s failure to satisfy or cause the satisfaction of such condition(s) precedent to the reasonable satisfaction of Lender within such thirty (30) day period shall constitute an Event of Default hereunder.
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     4.1 Effectiveness of this Agreement and the Corporate Guaranty Agreements. This Agreement and the Corporate Guaranty Agreements shall each be in full force and effect.
     4.2 Documentation and Proceedings. Lender shall have received such evidence as Lender requires as to the existence, good standing, authority and capacity of each Corporate Guarantor, including: an officer’s certificate of each Corporate Guarantor having attached thereto (i) a copy of its articles of incorporation and bylaws, and all amendments thereto, a certificate of incumbency of all of its officers who will be authorized to execute or attest any of the Loan Documents to which it is a party, and a copy of resolutions approving the Loan Documents to which it is a party and authorizing the transactions contemplated by this Agreement; and (ii) certificates of existence and good standing issued by the jurisdiction of its formation.
     4.3 No Material Changes. Lender shall have received reasonably satisfactory evidence that (i) no material adverse change has occurred in the business, assets, liabilities (actual or contingent), operations or financial condition of either Corporate Guarantor since December 31, 2009, or (ii) there is no suit, action, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect materially and adversely either Corporate Guarantor.
     4.4 Representations and Warranties All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
     4.5 Expenses. Administrator shall have paid all reasonable expenses of Lender in connection with the preparation of the Loan Documents, including but not limited to, the reasonable fees and expenses of counsel for Lender to the extent invoiced prior to the Closing Date.
SECTION 5. CONDITIONS PRECEDENT TO LOANS
     The obligation of Lender to make Loans to a Borrower is subject, at the time of the funding of each such Loan (the “Funding Date”), to the satisfaction (in the reasonable opinion of Lender), unless waived in writing by Lender, of each of the following conditions:
     5.1 Loan Notice. Administrator shall have delivered to Lender, within the time frame specified in Section 2.2(a) hereof, a Loan Notice appropriately completed in compliance herewith.
     5.2 Availability of Commitment. The Aggregate Revolving Loan Principal Debt plus the amount of the requested Loans shall be equal to or less than the Program Amount. Furthermore, the Revolving Loan Principal Debt of any Borrower (including such requested Loan) shall not exceed such Borrower’s Revolving Loan Commitment.
     5.3 Expenses. Administrator shall have paid all reasonable costs and expenses (including without limitation reasonable attorneys’ fees, consultants’ fees, and miscellaneous expenses) incurred by Lender in connection with the making of the Loans.
     5.4 Representations and Warranties. All representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects as though such representations and warranties have been made on and as of the Funding Date, except to the extent such
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representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
     5.5 No Default. There shall exist no Event of Default or Potential Default hereunder.
     5.6 Borrower Loan Documents. Receipt, prior to the Funding Date, from each Borrower of the following, in each case in form and substance reasonably acceptable to Lender:
     (a) a signed copy of the Note, with the original Note to follow promptly after the Funding Date;
     (b) a signed copy of the Security Agreement, with the original Security Agreement to follow promptly after the Funding Date;
     (c) a signed copy of the Principal Guaranty Agreement, with the original Principal Guaranty Agreement to follow promptly after the Funding Date;
     (d) such evidence as Lender requires as to the existence, good standing, authority and capacity of such Borrower and related Principal Guarantor as applicable, including:
     (i) For each limited partnership: A partner’s certificate having attached thereto (A) a true and complete copy of an executed copy of its partnership agreement and all amendments thereto; (B) a copy of the certificate of limited partnership issued by the jurisdiction of its formation and, if the jurisdiction of its formation is other than Texas, reasonably satisfactory evidence of qualification to do business in good standing in each state where such Borrower’s Stores are located, and (C) an incumbency provision evidencing the identity, authority and capacity of each Responsible Officer.
     (ii) For each corporation: An officer’s certificate having attached thereto (A) a copy of its articles of incorporation and bylaws, and all amendments thereto, a certificate of incumbency of all of its officers who will be authorized to execute or attest any of the Loan Documents to which it is a party, and a copy of resolutions approving the Loan Documents to which it is a party and authorizing the transactions contemplated by this Agreement; (B) certificates of existence and good standing issued by the jurisdiction of its formation and, if the jurisdiction of its formation is other than Texas, certificates of qualification to do business and good standing in each state where such Borrower’s Stores are located, and (C) an incumbency provision evidencing the identity, authority and capacity of each Responsible Officer.
     (iii) For each limited liability company: an officer’s certificate having attached thereto (A) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its [members] [managers and officers] who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (B) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if the jurisdiction of its formation is other than Texas, certificates of qualification to do business and good standing in each state where such Borrower’s Stores are located.
     (e) a signed copy of such Borrower’s franchise agreement with ColorTyme, Inc.;
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     (f) a signed copy of a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the “Notice of Final Agreement”), with the original Notice of Final Agreement to follow promptly after the Funding Date;
     (g) a UCC-1 Financing Statement evidencing such Borrower as debtor and Lender as secured party and identifying the collateral as “all assets of debtor” or a similar description;
     (h) payment, in immediately available funds, of an administration fee in an amount equal to $1,250 and an upfront fee in an amount equal to 1% of such Borrower’s Revolving Loan Commitment, which administration fee and upfront fee may be added to the total amount of such Borrower’s Loan; and
     (i) with respect to any franchisee with existing operations, the financial information set forth in Section 6.1(b) for the previous calendar quarter.
SECTION 6. AFFIRMATIVE COVENANTS
     Until full payment and performance of all Obligations of the Borrowers under the Loan Documents and unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document), Administrator shall:
     6.1 Financial Statements and Other Information. Deliver or cause to be delivered to Lender:
     (a) Parent Financial Statements. Concurrently with the delivery of the same to the lenders party to the Senior Credit Agreement, a copy of Parent’s Compliance Certificate (as defined in the Senior Credit Agreement) and financial statements delivered pursuant to Section 6.2(b) of the Senior Credit Agreement.
     (b) Quarterly Borrower Financial Information. Within sixty (60) days of each calendar quarter end, a report from Administrator listing the financial ratios of each Borrower calculated by Administrator, including average revenue, debt multiple, operating efficiency, and stale inventory for such quarter.
     (c) Additional Information. Such additional information, reports and statements with respect to the business operations and financial condition of the Loan Parties as Lender may reasonably request from time to time.
     6.2 Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would reasonably be expected to materially adversely affect either Corporate Guarantor’s financial condition or operations or Lender’s rights under the Loan Documents, (ii) any litigation filed by or against either Corporate Guarantor in which the amount in controversy exceeds $30,000,000, (iii) the occurrence of any Event of Default, or of any Potential Default, or to any Corporate Guarantor’s knowledge, the failure of any other Loan Party to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any event of default by a Borrower known to Administrator or ColorTyme, Inc. under the terms of its franchise agreement with ColorTyme, Inc. and (v) any other event which has or would reasonably be expected to have a Material Adverse Effect.
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     6.3 Taxes and Other Obligations. Pay all of Administrator’s taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Administrator, as the same become due and payable, except to the extent the same are being Contested in Good Faith or except for taxes, the failure of which to pay, could not reasonably be expected to have a Material Adverse Effect.
     6.4 Insurance. Keep its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated and maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary.
     6.5 Compliance with Laws. Comply with all applicable laws (including environmental laws), rules, regulations and orders of any Governmental Authority, a breach of which (when considered alone or when aggregated with the effect of other breaches) would reasonably be expected to have a Material Adverse Effect.
     6.6 Compliance with Material Agreements. Comply in all respects with all existing and future agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business, a breach of which (when considered alone or when aggregated with the effect of other breaches) would reasonably be expected to have a Material Adverse Effect.
     6.7 Maintenance of Records. Keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of Administrator, and Administrator will provide adequate protection against loss or damage to such books of record and account.
     6.8 Inspection of Books and Records. Allow any representative of Lender to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times during normal business hours and upon at least three Business Days advance notice and as often as Lender may request; provided, however, that so long as no Event of Default or Potential Default has occurred and is continuing, (i) such inspections, examinations and discussions shall be conducted no more than four times per calendar year and (ii) a Responsible Officer of the Administrator shall have the option to be present at all such inspections, examinations and discussions.
     6.9 Existence and Qualification. Preserve and maintain its existence and good standing in Texas and in each other jurisdiction in which qualification is required and where failure so to qualify would be reasonably expected to have a Material Adverse Effect.
     6.10 Collateral LCs. Cause Parent to deliver one or more Collateral LCs as described in Section 3.4.
     6.11 Borrower Operating Accounts. Cause each Borrower to maintain a Borrower Operating Account at Lender, with an aggregate minimum average daily balance for such accounts as follows: (i) for each Store of such Borrower that has been open for business less than two years, the Borrower Operating Account for such Borrower at Lender shall have an aggregate minimum average daily balance of at least $2,500; (ii) for each Store of such Borrower that has been open for business between two and four years, the Borrower Operating Account for such Borrower at Lender shall have an aggregate minimum average daily balance of at least $5,000; and (iii) for each Store of such Borrower that has been open for business more than four years, the Borrower Operating Account for such Borrower
FRANCHISEE FINANCING AGREEMENT

at Lender shall have an aggregate minimum average daily balance of at least $7,500. If at any time any Borrower does not comply with foregoing, then such Borrower shall pay to Lender a $100 fee for each month Borrower is not in compliance with this Section 6.11. Such fee shall be assessed on a yearly basis. No breach of the obligations of this Section 6.11 shall cause an Event of Default.
     6.12 Further Assurances. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other action as Lender may from time to time deem necessary or reasonably appropriate in connection with this Agreement or any of the other Loan Documents (a) to cure any defects in the creation of the Loan Documents, or (b) to evidence further or more fully describe, perfect or realize on the collateral intended as security, or (c) to correct any omissions in the Loan Documents, or (d) to state more fully the security for the Obligations, or (e) to perfect, protect or preserve any liens pursuant to any of the Loan Documents, or (f) for better assuring and confirming unto Lender all or any part of the security for any of the Obligations.
SECTION 7. NEGATIVE COVENANTS
     Until full payment and performance of all Obligations under the Loan Documents, Administrator shall not without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):
     7.1 Merger, Etc. Enter into any merger or consolidation.
     7.2 Transfer of Assets. Convey, assign, transfer, sell, lease or otherwise dispose of, in one transaction or a series of transactions (or agree to do any of the foregoing at any future time), all or substantially all or a substantial part of its properties or assets (whether now owned or hereafter acquired) or any part of such properties or assets which are essential to the conduct of its business substantially as now conducted.
SECTION 8. REPRESENTATIONS AND WARRANTIES
     Administrator hereby represents and warrants to Lender as follows:
     8.1 Financial Statements. The financial statements and ratios of each Corporate Guarantor heretofore delivered to Lender have been prepared in accordance with GAAP and fairly present such Corporate Guarantor’s financial condition as of the date or dates thereof, and there have been no material adverse changes in such Corporate Guarantor’s financial condition or operation since the date or dates thereof.
     8.2 Good Standing. Administrator is a corporation, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Administrator does business and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) reasonably be expected to have a Material Adverse Effect.
     8.3 Authority and Compliance. Administrator has full power and authority to execute, deliver and perform the Loan Documents to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any Governmental Authority or other third party is required as a condition to the validity or performance of any Loan Document, and Administrator is in
FRANCHISEE FINANCING AGREEMENT

compliance with all material laws and regulatory requirements to which it is subject, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     8.4 Binding Agreements. This Agreement and the other Loan Documents executed by Administrator constitute valid and legally binding obligations of Administrator, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.
     8.5 Litigation. There is no proceeding involving Administrator pending or, to the knowledge of Administrator, threatened before any court or Governmental Authority, agency or arbitration authority, except (a) as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement or (b) that either individually or in the aggregate could not reasonably be expected to have Material Adverse Effect.
     8.6 No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Administrator and no provision of any existing material agreement, mortgage, indenture or contract binding on Administrator or affecting any property of Administrator, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.
     8.7 Taxes. All taxes and assessments due and payable by Administrator have been paid or are being Contested in Good Faith, except for taxes, the failure of which to pay, could reasonably be expected not to have a Material Adverse Effect.
     8.8 No Default. No Event of Default or Potential Default has occurred and is continuing.
     8.9 Accuracy of Information. To the best of Administrator’s knowledge, all factual information furnished to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.
     8.10 Borrowers. To the best of Administrator’s knowledge, each Borrower is in compliance with the terms of its franchise agreement with ColorTyme, Inc., and each Borrower has satisfied and continues to perform its obligations as a franchisee of ColorTyme, Inc., except to the extent that failure of such Borrower to do so could not reasonably be expected to have a Material Adverse Effect. No breach of this Section 8.10 shall cause an Event of Default.
SECTION 9. DEFAULT
     Any of the following shall constitute events of default (each an “Event of Default”):
     9.1 Representations and Warranties. Any representation, warranty or statement made by either Corporate Guarantor herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any Responsible Officer of either Corporate Guarantor and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.
FRANCHISEE FINANCING AGREEMENT

     9.2 Default in Covenants Under Agreement. (a) A default shall occur in the due performance or observance of any term, covenant or agreement set forth in Section 6.10 or in Section 7 hereof; or, (b) Administrator shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement other than those specified in clause (a) immediately preceding (and other than those described in Section 9.1 hereof or any default under Section 6.11 or 8.10), and such default continues unremedied for a period of thirty (30) days after notice thereof from Lender or Lender is notified of such default or should have been so notified pursuant to the provisions of Section 6.2 hereof, whichever is earlier.
     9.3 Default in Other Loan Documents. Either Corporate Guarantor shall default in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.
     9.4 Default Under Senior Credit Agreement. An event of default shall have occurred and be continuing under the provisions of the Senior Credit Agreement, the effect of which is to permit the holder or holders of indebtedness thereunder to cause the indebtedness to become due and payable prior to its stated maturity (whether or not the holder actually exercises such option).
     9.5 Bankruptcy. Either Corporate Guarantor shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning such Corporate Guarantor under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against either Corporate Guarantor under the United States Bankruptcy Code that results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of 60 days; or either Corporate Guarantor shall become insolvent (howsoever such insolvency may be evidenced).
SECTION 10. REMEDIES
     Upon the occurrence of a Bankruptcy Default, the entire principal of and accrued interest on the Notes shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Loan Parties. In the event that any other Event of Default shall occur and be continuing, Lender may, without demand or notice of its election, terminate its obligation to make further Loans hereunder and/or declare the entire unpaid balance of the Notes and all other indebtedness of Borrowers to Lender, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Notes and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Loan Parties. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and (b) exercise any and all rights afforded to Lender by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Lender may deem appropriate.
SECTION 11. EXPENSES AND INDEMNITY
     11.1 Payment of Expenses. Administrator shall promptly (and in any event, within 30 days after any invoice or other statement or notice) pay to Lender immediately upon demand the full amount of all reasonable costs and expenses (including without limitation reasonable attorneys’ fees, consultants’
FRANCHISEE FINANCING AGREEMENT

fees, engineering fees, travel costs and miscellaneous expenses) incurred by Lender in connection with (a) negotiation, preparation, execution and delivery of this Agreement and each of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of this Agreement, the Notes, or the other Loan Documents, and (c) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or other charges levied by any Governmental Authority or revenue authority in respect of this Agreement or any of the other Loan Documents, and (d) the filing, recording, refiling and rerecording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or rerecorded by the terms of any Loan Document. Administrator further agrees to pay on demand all reasonable costs and expenses of Lender, if any (including without limitation reasonable attorneys’ fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, arbitration proceedings, legal proceedings or otherwise) of the Loan Documents; provided however, with respect to enforcement and collection of the Obligations of any Borrower that is in default, such costs and expenses shall not exceed $1,500 per enforcement action without first giving Administrator prior written notice of such enforcement action and the opportunity to purchase the Note of such Borrower.
     11.2 Indemnity. Administrator further agrees to indemnify Lender and its employees and agents, from and hold them harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of Lender’s entering into this Agreement and the Loan Documents, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aforesaid. IT IS THE INTENTION OF THE PARTIES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY. No such indemnified party, however, shall be entitled to be indemnified for its or his own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnities shall be effective whether or not such investigation, litigation or proceeding is brought by Administrator, its directors, shareholders or creditors, or by an indemnified party and whether or not the transactions hereby are consummated. Administrator shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Administrator will pay the expenses and reasonable fees of such separate counsel if either counsel for Administrator or counsel for the indemnified party shall advise the indemnified party that the interests of both Administrator and the indemnified party with respect to such claim are or with reasonable certainty will become adverse. The agreements and obligations of Administrator contained in this Section shall survive payment in full of the Obligations.
SECTION 12. MISCELLANEOUS
     Administrator and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:
     12.1 Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery. Unless otherwise changed
FRANCHISEE FINANCING AGREEMENT

by notice given pursuant to this Section, the facsimile transmission number for Administrator shall be 972-403-4923, and the facsimile transmission number for Lender shall be 972-419-3589.
     12.2 Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Administrator expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Administrator in any case shall, of itself, entitle Administrator to any other or future notice or demand in similar or other circumstances.
     12.3 Choice of Law and Venue. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS. The parties hereto irrevocably submit themselves to the jurisdiction of any Texas state court or any United States court located in the State of Texas (or any court having jurisdiction over appeals from any such court) in any proceeding between or among them arising out of or in any way relating to this Agreement or the Loan Documents whether arising in contract, tort or otherwise. Any suit, action or proceeding may be brought in the courts of the State of Texas, County of Dallas, or in the United States District Court for the Northern District of Texas, Dallas Division. All parties hereto irrevocably consent to the service of process in any suit, action or proceeding in said court by the mailing thereof, by registered or certified mail, postage prepaid, to its address for notices set forth in this Agreement. Service shall be deemed effective five (5) days after such mailing. If requested to do so by any party, each party hereto agrees to waive service of process and to execute any and all documents necessary to implement such waiver in accordance with the Texas Rules of Civil Procedure. All parties hereto irrevocably waive any objections which any may now or hereafter have (including any based on the grounds of forum non conveniens) to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Loan Documents brought in the courts located in Dallas County, Texas. Nothing herein impairs the right to bring proceedings in the courts of any other jurisdiction or to effect service of process in any other manner permitted.
     (b) The parties recognize that courts outside of Dallas County, Texas, may also have jurisdiction over suits, actions or proceedings arising out of this Agreement and the Loan Documents. In the event any party shall institute a proceeding involving this Agreement or the Loan Documents in a jurisdiction outside Dallas County, Texas, the party instituting such litigation shall indemnify the other parties for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Dallas County, Texas, including without limitation any additional expenses incurred as the result of litigating in another jurisdiction, such as the expenses and reasonable fees of local counsel and travel and lodging expenses of the indemnified parties, its witnesses, experts and support personnel.
     12.4 Amendment and Assignment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Administrator therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Administrator, its successors and assigns, and inures to the benefit of Lender, its successors and assigns. However, no assignment or other transfer of Administrator’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Administrator of any obligations hereunder. There is no third party beneficiary of this Agreement. Lender may assign this
FRANCHISEE FINANCING AGREEMENT

Agreement and the other Loan Documents without consent of any Loan Party, and such assignment shall not relieve any Loan Party from its obligations under the Loan Documents.
     12.5 Authorization to File Financing Statements. Lender is authorized to complete and file financing statements in any state to perfect the security interests granted by any of the Loan Documents.
     12.6 Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.
     12.7 Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loans and shall continue in full force and effect so long as the Obligations are outstanding or the outstanding Revolving Loan Commitments have not expired.
     12.8 Communications via Internet. Administrator and each Loan Party by its or his execution of the Loan Documents to which it or he is a party, hereby authorizes Lender and its counsel to communicate and transfer documents and other information (including without limitation, confidential information) concerning this transaction or Borrower or any other Loan Party or the business affairs of Borrower and any other Loan Party by unencrypted e-mail sent over the Internet without regard to the lack of security of such communications.
     12.9 Agreement Controlling. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control. This Agreement replaces and supersedes in its entirety that certain proposal letter between the parties dated as of June 2, 2010.
     12.10 Setoff. In addition to, and without limitation of, any rights of Lender under applicable law, if any Event of Default occurs and is continuing, then any and all deposits (including all account balances, whether provisional or final and whether or not collected or available but excluding any payroll accounts) and any other indebtedness at any time held or owing by Lender or any affiliate of Lender to or for the credit or account of Administrator may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part thereof, shall then be due.
     12.11 Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Documents to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.
     12.12 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Lender under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Lender and its counsel.
     12.13 Multiple Counterparts. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this
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Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
     12.14 Lender’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the reasonable discretion of Lender, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Lender. Each provision for consent, approval, inspection, review, or verification by Lender is for Lender’s own purposes and benefit only.
     12.15 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.
SECTION 13. NOTICE OF FINAL AGREEMENT
     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Blank; Signatures Begin on Next Page]
FRANCHISEE FINANCING AGREEMENT

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ADMINISTRATOR: COLORTYME FINANCE, INC.
By:	/s/ Robert F. Bloom
	Name:	Robert F. Bloom
	Title:	President & CEO

FRANCHISEE FINANCING AGREEMENT

LENDER: CITIBANK, N.A.
By:	/s/ David C. Hauglid
David C. Hauglid
Vice President

FRANCHISEE FINANCING AGREEMENT

LIST OF EXHIBITS

A	Loan Notice	§ 2.1

B	Form of Revolving Note	§ 2.1(c)
FRANCHISEE FINANCING AGREEMENT

EXHIBIT A

LOAN NOTICE
(from ColorTyme Finance, Inc. to Lender)
     Reference is made to (i) that certain Franchisee Financing Agreement between ColorTyme Finance, Inc. and Citibank, N.A. dated as of August 2, 2010 (together with all amendments and modifications, if any, from time to time made thereto, the “Agreement”) and (ii) Section 2.4 of each Note, pursuant to which Administrator is authorized, on behalf of the Borrowers, to request Loans. The terms used herein shall have the same meanings as provided therefor in the Agreement unless the context hereof otherwise requires or provides. This notice may only be delivered by Administrator to Lender. Lender will not accept any loan notice from a Borrower.
A.	GENERAL.

1.	Date of proposed Loans

2.	Aggregate amount of Loans requested.

3.	Administrator hereby certifies that all conditions precedent specified by the Agreement for these Loans have been complied with in all respects.

4.	Attached hereto is a schedule evidencing the Borrowers requesting Loans and the requested Loan amounts.
B.	AVAILABILITY.

1.	Enter: Program Amount	$25,000,000

2.	Enter: Aggregate Revolving Loan Principal Debt outstanding as of this date.

3.	Excess (deficit) available for Loans (subtract line B2 from line B1).

     Administrator hereby certifies that on the date hereof the representations and warranties contained the Agreement are true in all material respects as if made on the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and no Event of Default or Potential Default exists and is continuing.
     Dated                                         , 2010.

COLORTYME FINANCE, INC.
By:
Name:
Title:

EXHIBIT A — Solo Page

EXHIBIT B
FORM OF REVOLVING NOTE
FORM OF REVOLVING NOTE